YTB INTERNATIONAL, INC.

second amended and Restated 2004 Stock Option and Restricted Stock Plan
(Originally adopted as of December 8, 2004; amended and restated as of July 31, 2007;
and amended April 16, 2010)

Background:

A.The YTB International, Inc. (the “Company”) 2004 Stock Option and Restricted Stock Plan (the “Plan”) was originally adopted as of December 8, 2004 and was amended and restated as of July 31, 2007.

B.           As of July 31, 2007 (the “Amendment No. 1 Effective Date”), a reclassification of the capital stock of the Company was effected and a stock dividend was declared (collectively, the “Reclassification”).  In the Reclassification, the stockholders of the Company exchanged each share of the existing common stock, par value $0.001, of the Company (“Existing Common Stock”) that they had held for one share of the Company’s Class A Common Stock, par value $0.001 and two shares of the Company’s Class B Common Stock, par value $0.001 per share.

C.           As of April 16, 2010 (the “Amendment No. 2 Effective Date”), the Company’s Board of Directors approved management’s recommendation to increase the total number of shares of Common Stock reserved and available for distribution, under the 2004 Plan from 15,000,000 shares to 20,000,000 million shares.

Section 1.                                Purpose; Definitions.

1.1           Purpose.  The purpose of the Plan is to enable the Company to offer to its key employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.  The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2           Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Agreement” means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

(b)           “Amendment No. 1 Effective Date” means July 31, 2007, the date on which the Reclassification became effective.

(c)           “Amendment No. 2 Effective Date” means April 16, 2010, the date on which Amendment No. 2 became effective.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Charter Amendment” means the amended and restated certificate of incorporation of the Company, as filed with the Secretary of State of the State of Delaware on or about the Amendment No. 1 Effective Date.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(e)           “Class A Common Stock” means on and after the Amendment No. 1 Effective Date the Company’s Class A Common Stock, par value $0.001 per share, authorized for issuance under the Company’s Certificate of Incorporation, as amended by the Charter Amendment.

(f)           “Class B Common Stock” means on and after the Amendment No. 1 Effective Date the Company’s Class B Common Stock, par value $0.001 per share, authorized for issuance under the Company’s Certificate of Incorporation, as amended by the Charter Amendment.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

(h)           “Committee” means the Compensation Committee of the Board or such persons as shall be designated by the President of the company, or any other committee of the Board, which the Board may designate to administer the Plan or any portion thereof.  The Committee shall consist of disinterested persons appointed by the Board who, during the one year period prior to commencement of service on the Committee, shall not have participated in, and while serving and for one year after serving on the Committee, shall not be eligible for selection as persons to whom awards of Stock may be allocated, or to whom Stock Options may be granted under the Plan or any other discretionary plan of the Company, under which participants are entitled to acquire Stock or Stock Options of the Company.  If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(i)           “Common Stock” means (A) with respect to periods ending prior to the Amendment No. 1 Effective Date, the Existing Common Stock, and (B) with respect to periods commencing on the Amendment No. 1 Effective Date, the Class A Common Stock.  Notwithstanding the foregoing, the term “Common Stock,” when referring to any Existing Common Stock issued as Restricted Stock or issued or issuable upon exercise of Stock Options granted, in each case, prior to the Amendment  No.1 Effective Date, shall, commencing with the Amendment No. 1 Effective Date, instead be deemed a reference to both Class A Common Stock and Class B Common Stock, in a ratio of one share of Class A Common Stock for every two shares of Class B Common Stock.  For example, the number and type of shares of Common Stock available under the Plan as a result of an award of Stock Options to purchase ten thousand (10,000) shares of Common Stock that was granted prior to the Amendment No. 1 Effective Date shall be, commencing on the Amendment No. 1 Effective Date, ten thousand (10,000) shares of Class A Common Stock and twenty thousand (20,000) shares of Class B Common Stock in lieu of ten thousand (10,000) shares of Existing Common Stock.

(j)           “Company” means YTB International, Inc., a corporation organized under the laws of the State of Delaware.

(k)           “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

(l)           “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company and for whom a withholding obligation exists under Section 3401 of the Code by the employing corporation, as applicable.  The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(m)           “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(n)           “Effective Date” means the date set forth in Section 11.

(o)           “Existing Common Stock” means the common stock, par value $0.001 per share, of the Company authorized for issuance under the Company’s Certificate of Incorporation as in effect for all periods prior to the effectiveness of the Charter Amendment.

(p)           “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date:  (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ Global Market or NASDAQ Capital Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ Global Market or NASDAQ Capital Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(q)           “Holder” means a person who has received an award under the Plan.

(r)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(s)           “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)           “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after age 65.

(u)           “Parent” means any present or future parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

(v)           “Plan” means the YTB International, Inc., 2004 Stock Option and Restricted Stock Plan, as amended and restated hereby and as may be hereinafter amended further from time to time.

(w)           “Reclassification” has the meaning assigned to it in paragraph (B) of the Background to the Plan.

(x)           “Restricted Stock” means Stock received under an award made pursuant to Section 6 below.

(y)           “Stock” means the Common Stock of the Company.

(z)           “Stock Option” or “Option” means any option to purchase shares of Stock which is granted pursuant to the Plan.

(aa)           “Subsidiary” means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

Section  2.                                Administration.

2.1           Committee Membership.  The Plan shall be administered by the Board or a Committee or such persons as shall be designated by the President of the Company.  Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.

2.2           Powers of Committee.  The Committee shall have full authority, subject to Section 2.3 hereof, to award, pursuant to the terms of the Plan: (i) Stock Options and (ii) Restricted Stock grants.  For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)           to select the officers, key employees, directors and consultants of the Company or any Subsidiary to whom Stock Options and/or Restricted Stock, may from time to time be awarded hereunder.

(b)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)           to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)           to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

(e)           to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder; and

(f)           to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

2.3           Interpretation of Plan.

(a)           Committee Authority.  Subject to Section 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan.  Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)           Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

Section 3.                                Stock Subject to Plan.

The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 20,000,000 shares (of which 5,838,243 shares remain available, as of the Amendment No. 2 Effective Date, for awards that may be granted after the Amendment No. 2 Effective Date).  Shares of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares of Stock that have been optioned cease to be subject to a Stock Option, or any shares of Stock that are subject to any Restricted Stock granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan.  Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

Section 4.                                Eligibility.

Awards may be made or granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company.  No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

I.           STOCK OPTIONS

Section 5.                                Stock Options.

5.1           Grant and Exercise.  Stock Options granted under the Plan may be of two types:  (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.  Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, the Code, as the Committee may from time to time approve.  The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and may be granted alone or in addition to other awards granted under the Plan.  To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-Qualified Stock Option.  An Incentive Stock Option granted under this Plan may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to optionee (“10% Stockholder”) who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary.)

5.2           Terms and Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be less than 100% of the Fair Market Value of the Stock as defined above; provided, however, that (i) the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock (110%, in the case of 10% Stockholder); and (ii) the exercise price of a Non-Qualified Stock Option shall not be less than 85% of the Fair Market Value of the Stock as defined above.

(b)           Option Term.   Subject to the limitations in Section 5.1, the term of each Stock Option shall be fixed by the Committee.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(c)           Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d)           Method of Exercise.  Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased.  Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in shares of Stock (including Restricted Stock) or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law.  Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.  Payments in the form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise.  Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.  A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)           Transferability.  No Stock Option shall be transferable by the Holder otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder.

(f)           Termination by Reason of Death.  If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder that has not fully vested shall be forfeited, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement.  Any fully vested option may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)           Termination by Reason of Disability.  If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder that has not fully vested shall be forfeited, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement.  Any fully vested option may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)           Other Termination.  Subject to the provisions of Section 12.3 below and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option which has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(i)           Additional Incentive Stock Option Limitation.  In the case of an Incentive Stock Option, the amount of aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and any Subsidiary) shall not exceed $100,000.

(j)           Buyout and Settlement Provisions.  The Committee may at any time offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(k)           Stock Option Agreement.  Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of an agreement (a “Stock Option Agreement”), or an amendment thereto, executed by the company and the Holder.  Each Stock Option Agreement shall set forth (1) the number of shares underlying the Stock Options awarded to the Holder, (2) the vesting conditions applicable to the award and (3) such other terms and conditions, not inconsistent with the Plan, as determined in its discretion by the Committee.

II.           RESTRICTED STOCK GRANTS

Section 6.                     Grant of Restricted Stock Awards

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, (1) to determine the eligibility of any individual to receive an award of Restricted Stock under the Plan, (2) to select from among the eligible individuals the persons who are to receive such awards and (3) to determine the number of shares of Restricted Stock to be awarded to any eligible person selected by the Committee and the terms and conditions of the award.  In determining the number of shares of Restricted Stock to be granted to any Holder and the terms and conditions of such award, the Committee shall consider the position and responsibilities of the individual being considered, the nature and value to the Company of his or her services, his or her present and/or potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

Section 7.                      Terms and Conditions of Restricted Stock Awards

Awards of Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

7.1           Date of Awards.  Awards of Restricted Stock shall be made only as of a Valuation Date, as defined in Section 7.9.

7.2           Vesting Conditions.  Awards under the Plan shall consist of a specified number of shares of Stock (“Restricted Stock”) awarded to a Holder subject to the satisfaction of one or more vesting conditions determined and specified by the Committee at the time of the award.  Such vesting conditions may include:

(i)           Service Conditions.  A requirement that the Holder remain in the service of the Company as an employee, director, member of an Advisory Board, consultant, advisor and/or in such other capacity or capacities as the Committee may specify (hereinafter referred to as the Holder’s “Service”) from the date of the award through the Valuation Date or Valuation Dates specified by the Committee at the time of the award;

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(ii)           Performance Conditions.  Satisfaction of such requirements relating to the performance of the Company, any department, unit or other portion thereof or the Holder individually as the Committee may determine and specify at the time of the award; and/or

(iii)           Other Conditions.  Such other conditions to the vesting of the shares of Restricted Stock as the Committee may, in its discretion, determine and specify at the time of the award.

The vesting conditions to which an award of Restricted Stock is subject may be stated in the alternative, such that satisfaction of one or more of such conditions will be sufficient to cause the vesting of the shares of Restricted Stock, or cumulatively such that vesting will not occur unless and until all of such conditions is satisfied, or in any combination of the two.  Vesting conditions may also be stated in such a manner that vesting of a designated portion of the shares awarded will occur on satisfaction of one or more specified conditions, whereas satisfaction of additional or different conditions is required for the vesting of another specified portion or portions of the shares.  For example, an award may provide for the vesting of an award in stages upon satisfaction of conditions relating to specified numbers of years of Service and/or levels of performance.

Unless otherwise specifically determined by the Committee, the vesting conditions applicable to an award of Restricted Stock shall be stated in such a manner that vesting of any shares of Restricted Stock shall occur, if at all, as of one or more Valuation Dates.

7.3           Restricted Stock Agreements.  All awards of Restricted Stock shall be confirmed by and subject to the terms of an agreement (a “Restricted Stock Agreement”), executed by the Company and the Holder.  Each Restricted Stock Agreement shall set forth (1) the number of shares of Restricted Stock awarded to the Holder, (2) the vesting conditions applicable to the award and (3) such other terms and conditions, not inconsistent with the Plan, as determined in its discretion by the Committee.

No Holder shall sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, devise, or otherwise dispose of, either voluntarily or by operation of law (hereinafter referred to as “transfer”), any shares of Stock acquired pursuant to the Plan or any rights or interests appertaining thereto, except as permitted by the Plan.

7.4           Transfer Restrictions; Escrow of Restricted Stock.  Unless and until the vesting conditions prescribed by the Committee for such shares have been satisfied, a Holder may not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, or otherwise dispose of, either voluntarily or by operation of law (any such action being hereinafter referred to as a “transfer”) any shares of Restricted Stock, or any interest therein, other than by Will or the laws of descent and distribution on death of the Holder, and any attempt to make such a transfer shall be null and void.  Pending satisfaction of the vesting conditions with respect thereto, the certificates representing shares of Restricted Stock awarded under the Plan shall be held in escrow by the Company, and as a condition of any award of Restricted Stock, the Holder shall deliver to the Company one or more undated stock powers with respect thereto to be used by the Company in the event any such shares are forfeited to the Company pursuant to the terms of the Plan or the Restricted Stock Agreement.  As soon as practicable following satisfaction of the vesting conditions with respect to any shares of Restricted Stock and payment to the Company of any amount required for withholding taxes as provided in Section 12.6, the Company will cause a certificate or certificates for such shares to be delivered to the Holder or in the event of death to the Holder’s personal representative.  Following satisfaction of the vesting conditions and delivery of stock certificates to the Holder, shares of Stock acquired pursuant to the Plan will remain subject to the transfer restrictions provided in Section 8.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

7.5           Custody and Payment of Distributions on Restricted Stock.  Unless and until the vesting conditions with respect to such shares have been satisfied, any dividends or other distributions paid with respect to shares of Restricted Stock, whether in cash, securities or other property, and any cash, securities or other property into which shares of Restricted Stock may be converted or exchanged by reason of any reorganization, reclassification, recapitalization, stock split or combination of shares, merger, consolidation or other change affecting the Company or such shares (collectively “Distributions”), shall be paid to and held in escrow by the Company subject to the same vesting conditions as the shares of Restricted Stock to which they relate.  As soon as practicable following satisfaction of the vesting conditions with respect to any shares of Restricted Stock and payment to the Company of any amount required for withholding taxes as provided in Section 12.6, the Company will cause any Distributions held by the Company with respect to such shares to be paid or delivered to the Holder or in the event of death to the Holder’s personal representative.  Notwithstanding the foregoing, if and to the extent that the Committee shall so determine and specifically provide in the Restricted Stock Agreement, cash dividends payable from the earnings of the Company may be paid directly to the Holder, without restrictions, prior to the satisfaction of the vesting conditions.

7.6           Shareholder Status of Holders Of Restricted Stock.  As of the date of any award of Restricted Stock, and unless and until the shares of Restricted Stock awarded are forfeited to the Company pursuant to the provisions of the Plan or the Restricted Stock Agreement, the Holder shall be considered for all purposes to be the beneficial and record owner of the shares of Restricted Stock awarded to the Holder and to have all rights of a shareholder with respect to such shares, subject only to the restrictions and other terms and conditions of the award as specified in the Plan or in the Restricted Stock Agreement.

7.7           Termination of Service of Holders of Restricted Stock.  Unless the Committee, in its discretion, shall otherwise determine and the Restricted Stock Agreement shall so provide:

(i)           If the Service of a Holder who is disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Holder”) is voluntarily terminated with the consent of the Company, the vesting conditions applicable to any outstanding Restricted Stock award held by such Holder and not previously forfeited to the Company shall be deemed to have been satisfied as of the date of such termination of Service;

(ii)           Upon death of a Holder during Service to the Company, the vesting conditions applicable to any outstanding Restricted Stock award held by such Holder and not previously forfeited to the Company shall be deemed to have been satisfied as of the date of death of the Holder; and

(iii)           If the Service of a Holder terminates for any reason other than voluntary termination of a Disabled Holder with the consent of the Company or death, all shares of Restricted Stock held by the Holder as to which the vesting conditions have not been satisfied as of the time of such termination of employment shall be automatically be deemed forfeited to the Company, without consideration or further action being required of the Company.

Whether a Holder is a Disabled Holder shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final, binding and conclusive.

7.8           Forfeiture of Restricted Stock; Determinations by the Committee.  Except as otherwise specifically provided in the Plan or the Restricted Stock Agreement, in the event that any of the vesting conditions applicable to shares of Restricted Stock shall not be satisfied, the shares of Restricted Stock to which such conditions relates, and any Distributions held by the Company with respect thereto, shall automatically be deemed to have been forfeited to the Company, without consideration or further action being required of the Company.  In the event that the nature of a vesting condition is such that the determination as to its satisfaction or nonsatisfaction cannot be made until a later date, such as in the case of an earnings test for a specified accounting period, the shares subject to such condition shall continue to be held in escrow by the Company pending final determination as to the satisfaction of the condition, but the earning or forfeiture of the shares and related Distributions shall be deemed to have occurred as of the date of satisfaction or nonsatisfaction of the final vesting condition related to such shares.  Any question or dispute which may arise as to the satisfaction or nonsatisfaction of any vesting condition shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final, binding and conclusive upon the Company, the Holder and all persons claiming through the Holder.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

7.9           Valuation of the Restricted Stock

(a)           As used for this Section 7 of the Plan, the following terms shall have the following definitions:

(i)           “Current Value” as of any date shall mean the Fair Market Value of a share of Stock as of the most recent Valuation Date for which a determination of Fair Market Value pursuant to 1.2(k) has been made by the Committee on or before such date, as adjusted for any stock splits, stock dividends, recapitalizations, reclassifications or other changes in the Stock occurring since such Valuation Date.

(ii)           “Valuation Date” shall mean (1) the date of the first award of Restricted Stock under the Plan, (2) thereafter, for so long as any shares of Stock shall remain subject to restrictions under Section 7 or Section 8 hereof, the last day of each fiscal year of the Company and (3) such other date or dates, if any, as the Committee may, in its discretion, determine.

(b)           On or before the first Valuation Date, and for each Valuation Date thereafter (1) if such Valuation Date is the last day of the Company’s fiscal year, not later than 30 days after the date the report of the Company’s independent accountants with respect to the Company’s financial statements for such fiscal year (the “Audit Report”) is furnished to the Board, or (2) in the case of any other Valuation Date, not later than 30 days such Valuation Date, the Committee shall determine the Fair Market Value of the Stock as of such Valuation Date.  Within 10 days following its determination of Fair Market Value as of any Valuation Date, the Committee shall cause notice thereof to be furnished to each Holder.  In the absence of manifest error, any determination of Fair Market Value made pursuant to this Section 7.9 shall, for all purposes of the Plan, be final, binding and conclusive on the Company, on each Holder, and on any heirs, legatees, personal representatives or any other person claiming through any Holder.

III.           GENERAL RESTRICTIONS

Section 8.                                General Restrictions Applicable to Grants Under The Plan

8.1           Securities Law Restrictions. No shares of Stock shall be issued under the Plan, and no certificates for such shares shall be delivered to any Holder, unless the Company shall be satisfied (and if requested by the Company, unless it has received an opinion of counsel selected by the Company to such effect) that the issuance or delivery of the shares will not cause the Company to violate the Securities Act, any applicable state or foreign securities law or any applicable rules or regulations under the Securities Act or under any such state or foreign securities law.  The Company is under no obligation to register any shares of Stock issuable under the Plan, or take any other action, under the Securities Act or under any state or foreign securities law in connection with any award of Stock Options or Restricted Stock or to prepare any disclosure document for distribution to Holders under the Securities Act or any state or foreign securities law in connection with any such award.  As a condition precedent to the issuance or delivery of shares upon an award of Stock Options or Restricted Stock or upon satisfaction of the vesting conditions with respect thereto, the person entitled to such shares may be required to represent, warrant and agree (i) that the shares are being acquired for the account of such person for investment and not with a view to the resale or other distribution thereof and (ii) that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the Securities Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations.  The certificate or certificates representing the shares to be issued or delivered upon an award of Stock Options or Restricted Stock or the satisfaction of the vesting conditions with respect thereto may bear a legend to this effect and other legends required by any applicable securities laws, and if the Company should at some time engage the services of a stock transfer agent, appropriate stop-transfer instructions may be issued to the stock transfer agent with respect to such shares.  In addition, also as a condition precedent to the issuance or delivery of shares upon an award of Stock Options or Restricted Stock or the satisfaction of the vesting conditions with respect thereto, the person entitled to the shares may be required to make certain other representations and warranties and to provide certain other information to enable counsel for the Company to render an opinion under the first sentence of this Section 8.1.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

Subject to the foregoing provisions of this Section 8 and the other provisions of the Plan, any award of Stock Options or Restricted Stock granted under the Plan may be made subject to such other restrictions and such other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the Stock Option or Restricted Stock Agreement or an amendment thereto

8.2           Continuing Transfer Restrictions  After the satisfaction of the vesting conditions with respect thereto, all shares of Stock acquired pursuant to an award of Stock Options or Restricted Stock under the Plan shall remain subject to the following continuing restrictions on transfer:

(a)           No Holder shall sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, devise, or otherwise dispose of, either voluntarily or by operation of law (hereinafter referred to as “transfer”), any shares of Stock acquired pursuant to the Plan or any rights or interests appertaining thereto, except as permitted by the Plan.

(b)  A Holder shall not transfer any shares of Stock acquired pursuant to the Plan without first offering to sell such shares to the Company at a price equal to the Current Value of the shares, determined as provided in Section 7.9, as of the date of the offer under the following procedure (and, in the case of a proposed transfer upon the death of the Holder, the procedure specified in Section 8.2(c) hereof):

(i)           Each Holder who desires to transfer any shares of Stock acquired pursuant to the Plan shall make the offer required by this Section 8.2(b) by giving written notice by certified mail to the Company to the attention of its President at its principal executive offices.  Such written notice shall specify the number of shares of Stock offered, the person or persons to whom the Holder will transfer the shares of Stock offered if the Company does not accept the Holder’s offer and the price and form of consideration for which such shares will be transferred.  For purposes of this Section 8.2(b) the date of an offer shall be the date on which the written notice pursuant to this paragraph (i) is postmarked;

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(ii)           The offer of a Holder pursuant to paragraph (i) may be accepted by the Company as to all or any portion of the shares offered by written notice of acceptance given to the Holder by certified mail within 30 days after the date of the offer.  The date such notice is postmarked shall be deemed the date of acceptance hereunder.  All purchases of Stock pursuant to this Section 8.2(b) shall be consummated, and payment in full for the shares purchased shall be made, at the principal executive offices of the Company on such date and at such time as may be reasonably designated by the Company in such written notice delivered to the Holder, but not later than 30 days following the date of such written notice.  At such date, time and place, and upon receipt of the purchase price, the Holder shall assign, transfer and deliver the certificates for the purchased Stock to the Company, duly endorsed, with all necessary stock transfer tax stamps duly affixed, together with any and all documents required to effectively transfer the Stock to the Company; and

(iii)           If the Company does not accept the Holder’s offer as to any shares within the required period or if the Company accepts the offer and, through the fault of the Company alone, the Company fails to consummate the purchase of any shares as required by paragraph (ii), the Holder may thereafter transfer the shares not accepted or purchased by the Company to the person or persons specified in the written notice given to the Company pursuant to paragraph (i) at the price and on the terms specified in such notice, but only to such persons and only at such price and on such terms and only if the Holder transfers such shares within 90 days after (a) the expiration of the 30 day period during which the Company may accept the Holder’s offer or (b) the expiration of the 30-day period during which the Company may consummate the purchase of the shares, as the case may be.  The Holder may not thereafter transfer any shares of Stock acquired under the Plan without again complying with the provisions of this Section 8.  The Holder may not transfer any shares of the Stock to any person or persons pursuant to this paragraph (iii) unless the Holder delivers to the Company a legal opinion in form and substance reasonably satisfactory to the Company that such transfer will not constitute a violation of any applicable Federal or state securities laws.  The restrictions of this Section 8 also shall apply to any transferee of the Holder who acquires shares of Stock pursuant to this Section 8.2(b), and the transferee shall execute a written agreement with the Company agreeing to such restrictions.

(c)           If the Service of a Holder with the Company terminates for any reason other than death, retirement under any retirement plan of the Company or because the Holder becomes a Disabled Holder (including without limitation the resignation of the Holder or the termination of the Holder’s employment by the Company with or without cause) or if a Holder dies subsequent to any such termination of Service, all shares of Stock held by the Holder which were acquired pursuant to the Plan shall be deemed to have been offered for sale to the Company as of the date of such termination of Service or the date of death, as the case may be, at a price equal to the Current Value of the shares, determined as provided in Section 7.9, as of such date.  If the Company elects to purchase any or all of the shares of Stock deemed offered, the Company shall notify the Holder (or his or her personal representative) by certified mail within 30 days of the date of termination of the Holder’s Service with the Company or the date the chief executive officer of the Company learns of the Holder’s death, as the case may be, that the Company accepts the deemed offer and the number of such shares that the Company elects to purchase.  If the Company accepts the deemed offer in whole or in part, the purchase of the shares of Stock pursuant to this Section 8.2(c) shall be consummated, and payment in full for the shares purchased shall be made, at the principal executive offices of the Company on such date and at such time as may be reasonably designated by the Company in such written notice delivered to the Holder (or his or her personal representative), but not later than 30 days following the date of such written notice.  Upon receipt of the purchase price of the Stock, the Holder (or his or her personal representative) shall assign, transfer and deliver to the Company the certificates for the shares purchased, duly endorsed, with all necessary stock transfer tax stamps duly affixed, together with any and all documents required to effectively transfer the shares to the Company.  If the Company decides not to accept the deemed offer in whole or in part, the Company shall so notify the Holder (or the personal representative of the Holder).  Section 8.2(a), 8.2(b) and 8.2(c) shall continue to apply to the Holder (or the Holder’s personal representative, subject to Section 8.2(e)).

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(d)           If the Service of a Holder with the Company terminates by reason of retirement under any retirement plan of the Company or because the Holder becomes a Disabled Holder, the Holder may, within 30 days following such termination, by written notice to the Company by certified mail, offer to sell to the Company all, but not less than all, of the shares of Stock held by the Holder which were acquired pursuant to the Plan at a price equal to the Current Value of such shares, determined as provided in Section 7.9, on the date of such termination of employment.  If the Service of a Holder with the Company terminates by reason of death or the Holder dies following a termination of Service described in the preceding sentence, the Holder’s personal representative may, within one year following the date of the Holder’s death, by written notice to the Company by certified mail, offer to sell to the Company all, but not less than all, of the shares of Stock held by the Holder which were acquired pursuant to the Plan at a price equal to the Current Value of such shares, determined as provided in Section 7.9, on the date of death of the Holder.  The Company shall accept any offer made under this Section 8.2(d) to the extent Company is legally permitted to acquire the shares of its Stock offered for purchase, except that if offer is made by a Holder (or his or her personal representative) who owns more than five percent (5%) of the total number of shares of the Common Stock of the Company (a “Five Percent Holder”), the Company shall have the right, but shall not be required, to accept the offer.  If the Company will acquire the shares of the Stock offered, the Company shall notify the Holder (or his or her personal representative) by certified mail within 30 days of the date of termination of the Holder’s Service with the Company or the date the chief executive officer of the Company learns of the Holder’s death, as the case may be, that the Company accepts the offer.  If the Company accepts the offer, the purchase of the shares of Stock pursuant to this Section 8.2(d) shall be consummated, and payment in full for the shares purchased shall be made, at the principal executive offices of the Company on such date and at such time as may be reasonably designated by the Company in such written notice delivered to the Holder (or his or her personal representative), but not later than 30 days following the date of such written notice.  Upon receipt of the purchase price of the Stock, the Holder (or his or her personal representative) shall assign, transfer and deliver to the Company the certificates for the shares purchased, duly endorsed, with all necessary stock transfer tax stamps duly affixed, together with any and all documents required to effectively transfer the shares to the Company.  If the Company is not legally permitted to acquire all of the shares offered or the Company decides not to accept the offer from a Five Percent Holder, the Company shall so notify the Holder (or the personal representative of the Holder).  Section 8.2(a), 8.2(b) and 8.2(d) shall continue to apply to the Holder (or the Holder’s personal representative, subject to Section 8.2(e)).

(e)           In the event of (1) the death of any Holder and the non-exercise by the Company of the purchase rights granted in Section 8.2(c) or 8.2(d), (2) the death of a Holder described in Section 8.2(d) and the failure of the Holder’s personal representative to offer the Holder’s shares to the Company or (c) the Company’s failure following exercise of such purchase rights, through the fault of the Company alone, to consummate the purchase of its Stock, any devisee, legatee or heir of such Holder (including any trustee) shall be entitled to receive the Stock of the Holder subject to the Plan, but any such recipient shall be subject to the transfer restrictions of Sections 8.2(a) and 8.2(b) and, in the event of such recipient’s death, Section 8.2(c) and this Section 8.2(e), as if such recipient were the “Holder” (with any reference to Service of the Holder meaning Service of the original Holder hereunder).  The devisee, legatee or heir of such Holder (including any trustee) who receives the Stock shall execute a written agreement with the Company agreeing to such restrictions.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

(f)           Each certificate representing shares of Stock issued pursuant to the Plan shall have noted on the face of such certificate legends in substantially the following forms and such other legends as the Company may deem necessary or appropriate to assure compliance with the requirements of applicable federal or state securities laws:

Notice is hereby given that the shares of stock represented by this certificate are held subject to, and may not be sold, transferred, assigned, pledged, gifted or otherwise disposed of except in accordance with, the terms, conditions and restrictions set forth in the 2004 Stock Option Plan of YTB International, Inc. (the “Plan”), a copy of which is on file at the office of YTB International, Inc.  No such transaction shall be recognized as valid or effective unless there shall have been compliance with the terms and conditions of the Plan.  By acceptance of this certificate, the holder (i) represents and warrants that the shares of stock represented hereby are being acquired for investment for the account of the holder and not with a view to the resale or other distribution thereof and (ii) acknowledges that violation of the provisions of the Plan is not adequately compensable by monetary damages and that, in addition to other relief, the terms thereof may be specifically enforced in an action for injunctive relief.

In addition, the shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities law (the “Acts”) and may not be transferred by the holder except (1) pursuant to a Registration Statement or other appropriate registration effective under the Acts, or (2) pursuant to an exemption from the registration requirements of the Acts and the delivery of a legal opinion satisfactory to counsel for YTB International, Inc. that registration is not required.

The restrictions on transfer contained in this Section 8, and the rights and obligations of the Company to purchase shares of Stock under this Section 8, shall expire on such date, if any, as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, provided, however, that such expiration shall not affect the rights or obligations of the Company with respect to any offer to purchase accepted by the Company prior to such date.  The expiration of the restrictions contained in this Section 8 shall not affect the restrictions to which a holder of shares of Stock acquired under the Plan may be subject under the Securities Act, any state or foreign securities law or other applicable law or the right of the Company to require, as a condition to any transfer of its Stock, an opinion of legal counsel satisfactory to the Company as to whether any proposed transfer is in compliance with the registration or other requirements of such laws.

IV.           MISCELLANEOUS

Section 9.                                Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Stock, payable in shares of the Stock, the number of shares of Stock remaining available for the issuance of Stock Options or Restricted Stock awards under the Plan shall be adjusted by adding thereto the number of shares of Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

If the outstanding shares of the Stock shall be converted into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation or entity, whether through reorganization, reclassification, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Stock remaining available for the issuance of Stock Options or Restricted Stock awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Stock shall be so converted or for which each such share shall be exchangeable.  Notwithstanding the foregoing sentence, despite the exchange of shares of Existing Common Stock for shares of both Class A Common Stock and Class B Common Stock pursuant to the Reclassification, only shares of Class A Common Stock (and not Class B Common Stock) shall be substituted for the shares of Existing Common Stock available for issuance of future awards under the Plan as of the Amendment No. 1 Effective Date (although the number of shares available for issuance of such future awards under the Plan as of the Amendment No. 1 Effective Date (as provided in Section 3.1) reflects a threefold (3X) upwards adjustment from the number of shares of Existing Common Stock available immediately prior to the Amendment No. 1 Effective Date, thereby echoing the 1:3 ratio by which shares of Existing Common Stock were exchanged for shares of Class A Common Stock and Class B Common Stock pursuant to the Reclassification).

In the event of any stock dividend or distribution, conversion or exchange affecting the Stock, (x) shares of Stock previously issued under the Plan shall be treated in the same manner as other outstanding shares of Stock and, in the case of shares underlying Stock Options or shares of Restricted Stock which remain subject to vesting conditions, shall continue to be subject to the provisions of Section 7 of the Plan for Restricted Stock and the provisions of the vesting schedules for Stock Options, and (y) unless otherwise determined by the Committee, any securities of the Company or of another corporation or entity distributed with respect to shares of Stock acquired under the Plan, or into which shares of Stock acquired under the Plan shall be converted or for which such shares of Stock shall be exchanged shall be subject to the provisions of Section 8 of the Plan in the same manner as the shares of Stock with respect to which they were distributed or received.  The foregoing sentence shall hold true with respect to the effect of the Reclassification upon shares of Restricted Stock and shares underlying Stock Options granted, in each case, prior to the Amendment No. 1 Effective Date.  The exercise price for each share of Common Stock issuable upon exercise of any Stock Option granted prior to the Amendment No. 1 Effective Date and outstanding as of the Amendment No. 1 Effective Date shall be deemed automatically adjusted in a downward fashion such that the aggregate exercise price for all shares of Common Stock issuable upon exercise of such Stock Option remains the same notwithstanding the threefold (3X) increase in number of shares issuable upon exercise thereof.

Section 10.Amendment and Termination.

The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without his consent.

Section 11.Term of Plan.

11.1                      Effective Date.  The Plan shall be effective originally as of December 8, 2004 (the “Effective Date”).  Any awards granted under the Plan prior to the approval of the Plan (in its original form) by the Company’s stockholders shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

11.2                      Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding.  Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten year period following the Effective Date.

Section 12.General Provisions.

12.1                      Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder.  The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within sixty (60) days after the Agreement has been delivered to the Holder for his or her execution.

12.2                      Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3                      Employees.

(l)           Engaging in Competition With the Company.  In the event an employee Holder violates a Policy or Agreement of the Company or a subsidiary pertaining to non-competition, solicitation and/or confidentiality, the Committee, in its sole discretion may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise, vesting or payment) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder’s violation of the Company’s Policy or Agreements.

(m)                      Termination for Cause.  The Committee may, in the event an employee is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise, vesting or payment) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder’s termination of employment with the Company.

(n)           No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

12.4                      Investment Representations.  The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

12.5                      Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN

12.6                      Withholding Taxes.  Not later than the date as of which an amount first becomes includable in the gross income of the Holder for Federal income tax purposes with respect to any Option or award of Restricted Stock under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount.  If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional upon such payment or arrangements satisfactory to the Company and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7                      Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

12.8                      Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan no or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9                      Non-Transferability.  Except as otherwise expressly provided in the Plan, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10                      Applicable Laws.  The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Stock may be listed.

12.11                      Conflicts.  If any of the terms or provisions of the Plan conflict with the requirements of (with respect to Incentive Stock Options), Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Section 422 of the Code.  Additionally, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

YTB International, Inc. SECOND AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN